Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-238143 and 333-258996) and Form S-3 (File Nos. 333-258946 and 333-259347) of Super League Gaming, Inc. of our report dated March 31, 2022 relating to the consolidated financial statements of Super League Gaming, Inc., appearing in this Annual Report on Form 10-K of Super League Gaming, Inc.

/s/ Baker Tilly US, LLP

Irvine, California

March 31, 2022